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CUSIP NO.  450707 10 4                 13D                 PAGE 23 OF 39 PAGES
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                                   EXHIBIT 3
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     Registration Rights Agreement (the "Agreement"), dated as of October 31, 1995, by and between IVI Publishing, Inc., a Minnesota corporation (the "Company"), and the Person(s) named in Schedule I hereto who execute
                                       ----------
counterparts of this Agreement.

                               R E C I T A L S:
                               - - - - - - - -

     A. This Agreement is made pursuant the Subscription Agreement, dated as of the date hereof (the "Subscription Agreement") between the Company and Davidson & Associates, Inc. ("Davidson"), which agreement provides for the sale and issuance by the Company to Davidson of 2,000 shares of the Company's 6.0% Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and warrants, par value $.01 (the "Warrants") to acquire 12,500 shares of the Company's common stock, $.01 par value (the "Common Stock"). Shares of Series A Preferred Stock are convertible, at the option of the holder, into shares of the Common Stock as provided in the Certificate of Designation of the Series A Preferred Stock. The shares of Common Stock (i) into which the Series A Preferred Stock have been convened and/or (ii) in respect of which the Warrants have been exercised, are referred to herein as the "Shares". The execution of this Agreement is a condition to the closing of the transactions contemplated by the Subscription Agreement.

     B. In order to induce Davidson to enter into and perform its obligations under the Subscription Agreement and the other Transaction Documents (as defined in the Subscription Agreement), the Company has agreed to provide the registration rights set forth in this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.  Definitions.
         -----------

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Common Stock" has the meaning set forth in the Recitals.
          ------------

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          -----------
or any similar or successor federal statute and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

         "Holder" means any Person named in Schedule I hereto who executes a
          ------                            ----------
counterpart of this Agreement and any Person who becomes a Holder after the date of this Agreement pursuant to Paragraph 12(a).

         "Indemnified Party" has the meaning set forth in Paragraph 7(c).
          -----------------
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CUSIP NO.  450707 10 4                 13D                  PAGE 24 OF 39 PAGES
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         "Indemnifying Party" has the meaning set forth in Paragraph 6(c).
          -------------------

         "Initiating Group" means one or more holders of Registerable
          ----------------
Securities which represent in the aggregate a Majority of Registerable
Securities.

         "Majority of Registerable Securities" means a majority of Registerable
          -----------------------------------
Securities which are outstanding as of the date of this Agreement.

         "NASD" means the National Association of Securities Dealers, Inc.
          ----
         "Person" means an individual, partnership, corporation, limited
          ------
liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity of any kind.

         "Registered Securities" means Registrable Securities which have been
          ---------------------
registered under the Securities Act pursuant to a registration statement filed with and declared effective by the SEC.

         "Registrable Securities" means (i) the Shares; (ii) the shares of
          ----------------------
Common Stock issued or issuable as dividends on, or other distributions with respect to the Shares; and (iii) any other security issued or issuable in exchange for, or in replacement of, any of the Shares, in each case until any such security ceases to be a Registrable Security in accordance with Paragraph 2(a) hereof.

         "Registration Expenses" means all expenses incident to the Company's
          ---------------------
performance of or compliance with Paragraphs 3 and 4 of this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with any stock exchange or the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), messenger, telephone and delivery expenses, and the fees and expenses of counsel for the underwriter, costs of printing prospectuses, and fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance).

         "Registration Statement" means any registration statement of the
          ----------------------
Company which includes any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included or deemed included in the Registration Statement and all amendments and supplements to the Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, the Registration Statement.

         "SEC" means the United States Securities and Exchange Commission or
          ---
any similar agency then having the authority to enforce the Exchange Act or the Securities Act.

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CUSIP NO.  450707 10 4                 13D                  PAGE 25 OF 39 PAGES
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         "Securities Act" means the Securities Act of 1933, as amended, or any
          --------------
similar or successor statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" means all fees and expenses of counsel for the
          ----------------
Holder(s) and all discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities.

         "Selling Holders" has the meaning set forth in Paragraph 5(b).
          ---------------

         "Series A Preferred Stock" has the meaning set forth in the Recitals.
          ------------------------

         "Shares" has the meaning set forth in the Recitals.
          ------

         "Stockholders" means any holder of equity securities issued by the
          ------------
Company.

         "Warrant" has the meaning set forth in the Recitals.
          -------

     2.  Securities Subject to this Agreement. The securities entitled to the
         ------------------------------------
benefits of this Agreement are the Registrable Securities, but such benefits shall continue with respect to each such security only so long as such security continues to be a Registrable Security. A security ceases to be a Registrable Security when (i) a Registration Statement covering the sale of such Registrable Security has been declared effective under the Securities Act and the Registrable Security has been sold in accordance with the Registration Statement; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (iii) a new certificate representing such security has been delivered (to the original Holder or any subsequent transferee) by the Company free from any restrictive legend and without issuance of stop transfer or other instructions to the Company's transfer agent and the Holder of such security has been advised by counsel acceptable to it that subsequent disposition of such security will not require registration or qualification under the Securities Act or any state "blue sky" or similar law then in effect; or (iv) the security has ceased to be outstanding.

     3.  Registration under Securities Act: Demand Registration.
         -------------------------------------------------------

         (a) Demand for Registration. At any time on or after the 270th day
             -----------------------
following the issuance to the Holder of one or more Registerable Securities, any Initiating Group may request in writing that the Company effect the registration under the Securities Act all or any portion of such Registrable Securities, in which case the Company will (i) within 30 days of such request, file with the SEC all documentation necessary to effect such registration and (ii) thereafter use its reasonable best efforts to effect such registration.

         (b) Limitations on Company's Obligation. The Company is obligated to
             -----------------------------------
effect two registrations pursuant to this Paragraph 3; and thereafter the Company shall have no obligation to include any Registrable Securities in any registration pursuant to this Paragraph 3.

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CUSIP NO.  450707 10 4                 13D                  PAGE 26 OF 39 PAGES
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In the event that a registration requested pursuant to this Paragraph 3 fails to become effective or if a stop order shall have been issued or the registration shall have been terminated prior to the sale of the Registrable Securities
(other than as a result of revocation by the Initiating Group), a request for registration shall be deemed not to have been made for the purposes of this Paragraph 3.

         (c) Underwritten Offer. If an Initiating Group desires to distribute
             ------------------
Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Paragraph 3. The Initiating Group shall select an underwriter (which shall be reasonably acceptable to the Company) for such underwriting and shall together with the Company enter into an underwriting agreement in customary form with the underwriter.

     4.  Registration under the Securities Act; Piggy-Back Registration.
         --------------------------------------------------------------

         (a) Piggy-Back Registration. If (but without any obligation to do so)
             -----------------------
at any time prior to October 31, 2000, the Company proposes to register for itself or any of its stockholders (other than (1) the Holders and (2) in connection with any demand registration requested pursuant to the Registration Rights Agreement, dated October 14, 1993 between the Company and Invemed Associates, Inc.) any of its capital stock under the Securities Act in connection with the public offering of such securities on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then:

             (i) the Company in each case will notify in writing each Holder of its intention to effect such a registration at least 30 days prior to the proposed filing of a Registration Statement in connection therewith;

             (ii) the Company will offer each Holder the opportunity to include in such registration all or such lesser amount of Registrable Securities as each Holder may request. Upon the request of one or more Holders which in the aggregate own at least a majority of the outstanding Registrable Securities, given in writing within 20 days after receipt of the notice described under clause (i) above, the Company will use its reasonable best efforts as soon as practicable thereafter to cause any of the Registrable Securities specified by such Holder to be included in the Registration Statement; and

             (iii) if the registration of which the Company gives written notice under clause (i) above involves an underwriting, the Company shall use its reasonable best efforts to cause the managing underwriter(s) of the proposed underwritten offering to permit Holders to include their Registrable Securities in the underwriting on the same terms and conditions as similar terms of the Company included therein.

         (b) Limitations on Company's Obligations to Effect Additional Piggy-
             ----------------------------------------------------------------
Back Registration. Notwithstanding the provisions of Paragraph 4(a) above:
-----------------

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CUSIP NO.  450707 10 4                 13D                  PAGE 27 OF 39 PAGES
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             (i)   the Company shall not be obligated to include Registrable
Securities in more than three Registration Statements pursuant to Paragraph 4(a) in which Registrable Securities are included and thereafter, the Company shall have no obligation to include any Registrable Securities in any registration pursuant to this Paragraph 4; provided, however, in the event that a
                              --------  -------
registration requested pursuant to Paragraph 4(a) fails to become effective or if a stop order shall have been issued or the registration shall have been terminated prior to the sale of the Registrable Securities, or in the event that the number of Registrable Securities requested to be included in any such registration is reduced as a result of the operation of Paragraph 4(b)(ii) (other than as a result of a revocation by a Holder), a request for registration shall be deemed not to have been made for the purposes of Paragraph 4(a);

             (ii) if and to the extent that the managing underwriter(s) advise the Company in writing that, in its good faith determination, inclusion of the number of Registrable Securities held by Holders requesting inclusion in the Registration Statement would materially interfere with the underwriter's ability to effectuate the registration and sale of securities proposed to be offered and sold pursuant to the Registration Statement, the managing underwriter(s) shall select the permissible quantity of Registrable Securities to be sold by the Holders (which may be none) by reducing the total number of securities to be sold by the holders of securities other than Registrable Securities and the Holders (but not the number of securities to be sold by the Company) on a pro
                                                                          ---
rata basis. For purposes of apportionment pursuant to this Paragraph 4(b), for
----
any selling Holder that is a partnership or a corporation, the affiliates of such partnership or shareholder shall collectively, with such Holder be deemed to be one "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by entities and individuals included in such "selling Holder;"

             (iii) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the applicable Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration; and

             (iv) the Company shall not be obligated to effect any registration of Registrable Securities under Paragraph 4(a) in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option plans or other employee benefit plans; provided, that the securities to be included in
                                 --------
such registration are limited to shares to be issued in such transaction and/or pursuant to such benefit plans.

         (c) Underwritten Offer. If the registration of which the Company gives
             ------------------
written notice under Paragraph 4(a)(i) above involves an underwriting, the Company shall so advise in such written notice. In such event the right of any Holder to registration pursuant to Paragraph 4(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or

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CUSIP NO.  450707 10 4                 13D                  PAGE 28 OF 39 PAGES
----------------------                                      -------------------

underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw from the underwriting by prompt written notice to the Company and the underwriter.

     5.  Registration Obligations of the Company. In connection with the filing
         ---------------------------------------
of a Registration Statement pursuant to Paragraphs 3 or 4, the Company shall:

         (a) Use its reasonable best efforts to cause such Registration Statement to remain in effect until the earlier of (i) the completion of the distribution of the Registrable Securities included in the Registration Statement, and (ii) two years after the date on which the Registration Statement is declared effective.

         (b) Notify the Holders whose Registrable Securities are included in such Registration Statement (the "Selling Holders") as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of such Registration Statement;

         (c) Notify the Selling Holders, promptly after the Company shall receive notice thereof, of the time when such Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

         (d) Notify the Selling Holders promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

         (e) During the period in which the Company is obligated to use its reasonable best efforts to keep a Registration Statement effective pursuant to this Paragraph 5, prepare and promptly file with the SEC and promptly notify the Selling Holders of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and, in addition, during such period, prepare and file with the SEC, promptly upon the Selling Holders' written request, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

         (f) Prepare, promptly upon request of the Selling Holders or any underwriters for the Selling Holders made during the period in which the Company is obligated to use its reasonable best efforts to keep a Registration Statement effective, such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be

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CUSIP NO.  450707 10 4                 13D                  PAGE 29 OF 39 PAGES
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reasonably necessary to permit compliance with the requirements of Section
10(a)(3) of the Securities Act;

         (g) Advise the Selling Holders promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issue of any stop order or obtain its withdrawal promptly if such stop order should be issued;

         (h) Use its reasonable best efforts to qualify as soon as reasonably practicable the Registrable Securities for sale under the securities or blue sky laws of such states and jurisdictions within the United States as shall be reasonably requested by the Selling Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

         (i) Furnish the Selling Holders, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as the Selling Holders may from time to time reasonably request;

         (j) Furnish each Selling Holder with copies of such opinions of counsel and accountants' "comfort" letters as it reasonably may request with respect to the registration of its Registrable Securities, the Registration Statement covering such Registrable Securities and the financial statements included therein; and

         (k) Apply for listing and use its reasonable best efforts to list the Registrable Securities, if any, being registered on any national securities exchange on which a class of the Company's equity securities is listed (and to maintain such listing during the pendency of the relevant registration period) or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its reasonable best efforts to qualify the Registrable Securities, if any, being registered for inclusion on the automated quotation system of the NASD (and to maintain such qualification during the pendency of the relevant registration period).

     6.  Expenses. The Company will pay all Registration Expenses in connection
         --------
with registrations of Registrable Securities effected pursuant to Paragraphs 3 and 4. All Selling Expenses in connection with any registration effected pursuant to this Agreement shall be borne by the Company and the holders of the Registrable Securities so registered, pro rata on the basis of the number of Shares included in the registration for the account of the Company and the number of Registrable Securities so registered by each such holder.

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CUSIP NO.  450707 10 4                 13D                  PAGE 30 OF 39 PAGES
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     7.  Indemnification.
         ---------------

         (a) To the extent permitted by applicable law, the Company will indemnify each Holder of the Registrable Securities requesting or joining in a registration, each Person who controls such Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the securities so registered and each Person who controls such underwriter, and their respective officers, directors, partners, agents, employees and successors, against all costs, expenses, demands, claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof), to which such holder or such other Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such claims, losses, damages, liabilities, fines and penalties arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus; or arise out of or are based upon any omission (or alleged omission) to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law (other than with respect to violations or alleged violations caused by the Person seeking indemnification under this Paragraph 7(a)) and will reimburse each such Holder, each Person who controls such Holder within the meaning of Section 15 of the Securities Act and each such underwriter, and their respective officers, directors, partners, agents, employees and successors for (and will make periodic advances to cover) any legal and any other expenses reasonably incurred in connection with investigating or defending any such demand, claim, loss, damage, liability or action promptly after submission of supporting materials with respect to such expenses; provided, however, that the
                                                    --------  -------
Company shall not be required to indemnify any holder or underwriter or Person which controls any holder or underwriter for any cost, expense, demand, claim, loss, damage, liability, fine or penalty which arises out of or is based upon any written information provided by such holder or underwriter, respectively, expressly for inclusion in the Registration Statement.

         (b) To the extent permitted by applicable law, each Holder requesting or joining in a registration will indemnify the Company, each of its officers, directors, successors and controlling persons, and each underwriter, if any, of the Company's securities covered by a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Exchange Act, and any other Holder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any other person who controls, within the meaning of Section 15 of the Exchange Act, such Holder against all costs, expenses, demands, claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof) to which such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus, or arise out of or are based upon the omission (or alleged omission) to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was

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CUSIP NO.  450707 10 4                 13D                  PAGE 31 OF 39 PAGES
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made in any Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder requesting or joining in a registration specifically for use in the preparation thereof.

         (c) Each party entitled to indemnification under this Paragraph 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided such counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such indemnified Party's counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. In the event that the Indemnifying Party properly does not assume such defense, the Indemnifying Party shall not be subject to any liability for any settlement made without its prior written consent, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Paragraph 7 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party.

     8.  Contribution.
         ------------

         (a) If the indemnification provided for in Paragraph 7 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has

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CUSIP NO.  450707 10 4                 13D                  PAGE 32 OF 39 PAGES
----------------------                                      -------------------

been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Paragraph 7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         (b) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Paragraph 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (c) If indemnification is available under Paragraph 7, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Paragraph 7 without regard to the relative fault of the Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Paragraph 8.

     9.  Hold-Back Agreements.
         --------------------

         (a) Restrictions on Public Sale by Holder of Registrable Securities.
             ---------------------------------------------------------------
To the extent consistent with applicable law, each holder of Registrable Securities whose Registrable Securities are included in a Registration Statement filed pursuant to Paragraphs 3 and 4 hereof agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 7-day period prior to, and during the 90-day period (or such longer period as is required by the managing underwriter with respect to the applicable Registration Statement) beginning on, the effective date of such Registration Statement, to the extent such sales may prevent the Company from being in compliance with the Exchange Act; provided, however, that no such restriction shall apply to sales of Registrable Securities made pursuant to that Registration Statement, which may be made at any time following the effective date of that Registration Statement.

         (b) Restrictions on Public Sale by the Company and Others. The Company
             -----------------------------------------------------
shall not effect any public or nonpublic sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for any such securities or similar securities, during the 7-day period prior to, and during the 90-day period beginning on, the effective date of any Registration Statement in which holders of Registrable Securities are participating or the commencement of a public distribution of Registrable Securities pursuant to any such Registration Statement (except (i) as part of such registration or pursuant to registrations on SEC Forms S-4 or S-8 or any similar or successor form, or on any form filed in connection with an exchange offer or an offering of securities solely to the existing

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CUSIP NO.  450707 10 4                 13D                  PAGE 33 OF 39 PAGES
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stockholders or employees of the Company or (ii) for sales or other issuances of securities pursuant to outstanding options, warrants, rights or similar obligations).

     10. Rule 144 and Stock Exchange Listings.
         ------------------------------------

         To the extent that the Company is subject to the filing and reporting requirements of the Securities Act and the Exchange Act, and so long as there are Registrable Securities outstanding:

         (a) The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

         (b) The Company will use its reasonable best efforts to avoid taking any action which would cause the Common Stock to cease to be eligible for inclusion on either of the NASD Automated Quotation System or for listing on any securities exchange on which it may become listed.

     11. Obligations of Holder.
         ---------------------

         (a) Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         (b) Each Holder of the Registrable Securities agrees by acquisition of such Registered Securities that upon receipt of any notice from the Company pursuant to Paragraph 5(g), such Holder will forthwith discontinue such Holder's disposition of Registered Securities pursuant to the Registration Statement relating to such Registered Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 5(g) and if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registered Securities at the time of receipt of such notice.

----------------------                                      -------------------
CUSIP NO.  450707 10 4                 13D                  PAGE 34 OF 39 PAGES
----------------------                                      -------------------

     12. Miscellaneous.
         -------------

         (a) Transfer of Certain Rights. The rights granted to the Holders under
             --------------------------
this Agreement may be transferred only to a transferee who delivers to the Company, within a reasonable time after such transfer, a written instrument by which such transferee agrees to be bound by the applicable terms of this Agreement. Notwithstanding the foregoing, nothing herein shall prohibit: (i) any Holder from transferring any of its rights under this Agreement to any wholly-owned subsidiary of such Holder or to any entity which merges or consolidates with or acquires all or substantially all of the equity securities or assets of such Holder, (ii) any Holder which is a partnership from transferring any of its rights under this Agreement to a partner of such partnership where such partner receives Registrable Securities in a distribution from such partnership, (iii) any Holder who is an individual from transferring any of its rights under this Agreement to such Holder's spouse or to other relatives, or to a trust for the benefit of the Holder, or his or her spouse or other relatives; or (iv) any trustee of a trust which holds Registerable Securities from distributing such Registrable Securities to the beneficiaries of such trusts; provided that any
                                                            --------
such transferee under subparagraphs (i), (ii), (iii) or (iv) above will hold the Registrable Securities subject to the terms and conditions of this Agreement and the applicable Stockholders Agreements. Upon any transfer of the rights of a Holder permitted by and completed in compliance, with the terms of this Agreement, the transferee shall become a "Holder" for purposes of this Agreement and the Company shall add the name and address of the transferee to Schedule I
                                                                    ----------
(and, to the extent the transferor no longer holds Registrable Securities, shall delete the name and address of the transferor).

         (b) Remedies. In the event of a breach by the Company of its
             --------
obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (c) Amendments and Waivers. The provisions of this Agreement may not be
             ----------------------
amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Holders of at least a majority of the Registrable Securities affected by such amendment, modification, supplementation, waiver or consent. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter which relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the Registrable Securities being sold by such Holders, provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

----------------------                                      -------------------
CUSIP NO.  450707 10 4                 13D                  PAGE 35 OF 39 PAGES
----------------------                                      -------------------

         (d) Notices. All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing and shall be delivered by hand, overnight courier service, registered or certified first-class mail, return receipt requested, or telecopier; if to a Holder, at the address set forth opposite such Holder's name on Schedule I attached hereto or such other address
                               ----------
as may have been furnished to the Company in writing; if to the Company, at 7500 Flying Cloud Drive, Minneapolis, Minnesota 55344-3739 and thereafter at such other address, notice of which is given in accordance with the provisions of this Paragraph 12(d).

             All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; one business day after sent if sent by courier service.

         (e) Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Minnesota without regard to the conflict of laws provisions thereof.

         (f) Counterparts. This Agreement may be executed in any number of
             ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Severability. In the event that any one or more of the provisions
             ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (i) Entire Agreement. This Agreement and the Subscription Agreement
             ----------------
(and all exhibits and/or schedules attached hereto and thereto) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities now or hereafter owned by the Holders.

         (j) Attorneys' Fees. In any action or proceeding brought to enforce any
             ---------------
provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover, and the court shall award, reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

----------------------                                      -------------------
CUSIP NO.  450707 10 4                 13D                  PAGE 36 OF 39 PAGES
----------------------                                      -------------------

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

                                THE COMPANY:
                                -----------

                                IVI PUBLISHING, INC., a Minnesota Corporation


                                By:  /s/   Thomas P. Skiba
                                   -----------------------------------------
                                   Title: VICE PRESIDENT AND CHIEF FINANCIAL
                                          OFFICER


                                THE HOLDER(S):
                                -------------

                                DAVIDSON & ASSOCIATES, INC.


                                By:  /s/   J.R. Allewaert
                                   -----------------------------------------
                                   Title: CHIEF FINANCIAL OFFICER

----------------------                                      -------------------
CUSIP NO.  450707 10 4                 13D                  PAGE 37 OF 39 PAGES
----------------------                                      -------------------

                                  SCHEDULE I

                                      to

                        Registration Rights Agreement

                                      of

                             IVI Publishing, Inc.
                             --------------------

        Holder                              Address:
        ------                              -------

DAVIDSON & ASSOCIATES, INC.            19840 Pioneer Avenue
                                       Torrance California 90503

----------------------                                      -------------------
CUSIP NO.  450707 10 4                 13D                  PAGE 38 OF 39 PAGES
----------------------                                      -------------------


                                   SCHEDULE A
                                   ----------

               CONTROL PERSONS, EXECUTIVE OFFICERS AND DIRECTORS
               -------------------------------------------------

     The following information sets forth the name, business address and present principal occupation or employment of CUC International Inc., a Delaware corporation ("CUC") and the control person of Davidson, and each director and executive officer of Davidson and CUC. The business address of CUC is 707 Summer Street, Stamford, Connecticut 06901, and the business address of each person named below is the address of the company for whom such person is a director or an executive officer, as the case may be, as set forth in this Schedule 13D. To the best of Davidson's knowledge, during the last five years, none of such persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws. Each of such persons is a citizen of the United States of America.

CUC INTERNATIONAL INC.

     DIRECTORS OF CUC INTERNATIONAL INC.

     BARTLETT BURNAP, independent investor; President of the Ralph J. Weiler Foundation; President of CIB Associates.

     WALTER A. FORBES, Chairman of the Board of Directors and Chief Executive Officer; Director of NFO Research, Inc.

     ROBERT P. RITTEREISER, Chairman of the Board of Directors and Chief Executive Officer of Gruntal Financial Corp.; Chairman of Yorkville Associates Corp.; Director of Ferrofluidics Corporation, Interchange Financial Services Corp. and Wallace Computer Services, Inc.

     T. BARNES DONNELLEY, independent investor.

     STEPHEN A. GREYSER, Professor of marketing/communications at the Harvard Business School; Director of Edelman Worldwide and Opinion Research Corporation.

     CHRISTOPHER K. MCLEOD, Executive Vice President and a member of the Office of the President; Chief Executive Officer of CUC Software.

     BURTON C. PERFIT, retired Senior Vice President of Jack Eckerd Corporation.

     STANLEY M. RUMBOUGH, JR., independent investor; Director of International Flavors and Fragrances, Inc.

     E. KIRK SHELTON, President and Chief Operating Officer.

----------------------                                      -------------------
CUSIP NO.  450707 10 4                 13D                  PAGE 39 OF 39 PAGES
----------------------                                      -------------------


     KENNETH A. WILLIAMS, Vice Chairman of the Board of Directors; member of the Office of the President; Chief Executive Officer of Sierra-On-Line, Inc., a wholly owned subsidiary of CUC.

     EXECUTIVE OFFICERS OF CUC INTERNATIONAL INC.

     WALTER A. FORBES, see above.
                       ---------

     E. KIRK SHELTON, see above.
                      ---------

     CHRISTOPHER K. MCLEOD, see above.
                            ---------

     COSMO CORIGLIANO, Senior Vice President and Chief Financial Officer.

     AMY N. LIPTON, Senior Vice President and General Counsel.

DAVIDSON & ASSOCIATES, INC.

     DIRECTORS OF DAVIDSON & ASSOCIATES, INC.

     CHRISTOPHER K. MCLEOD, see above.
                            ---------

     JACQUES R. ALLEWAERT, Chief Financial Officer.

     COSMO CORIGLIANO, see above.
                       ---------

     CASPER SABATINO, Vice President of Financial Reporting.

     LAWRENCE S. GROSS, President.

     EXECUTIVE OFFICERS OF DAVID & ASSOCIATES, INC.

     LAWRENCE S. GROSS, see above.
                        ---------

     JACQUES R. ALLEWAERT, see above.
                           ---------

     PAULA V. DUFFY, Vice President, General Counsel and Secretary.


                                      17